Exhibit 10.8

FORM OF GENERAL RELEASE OF CLAIMS

This GENERAL RELEASE OF CLAIMS (this “Release”) is made and entered into as of [●], 2016 by and between Cesca Therapeutics Inc., a Delaware corporation (the “Company”), and [Sabby Healthcare Master Fund, Ltd. / Sabby Volatility Warrant Master Fund, Ltd.] (“Sabby”). The Company and Sabby are referred to herein, collectively, as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Consent, Repayment and Release Agreement (as defined below).

WHEREAS, the Parties have entered into that certain Consent, Repayment and Release Agreement dated as of February 2, 2016 (the “Consent and Release Agreement”), and certain obligations of the Parties under the Consent and Release Agreement are conditioned upon Sabby executing and delivering this Release, and Sabby has agreed to provide this Release to induce the Company to enter into the Consent and Release Agreement and consummate the transactions contemplated thereby; and

WHEREAS, each of the Sabby Parties have received cash and other consideration in consideration for the execution and delivery of this Release.

NOW, THEREFORE, the Parties hereto agree as follows:

1.     Other than the obligations of the Company created by the Consent and Release Agreement, the Sabby Purchase Agreement (as amended by the Consent and Release Agreement), the Series A Warrants (as amended by the Series A Warrant Amendments), and the Series B Warrants, Sabby, on behalf of itself and its past, current and future partners, officers, directors, employees, affiliates, successors and assigns (collectively, the “Releasing Parties”), hereby fully and forever releases and discharges the Company and each of its past, present and future predecessors, successors, officers, directors, representatives, employees, associated persons, agents, contractors, attorneys, affiliates, parents, subsidiaries and all persons acting by, through and under each of them (collectively, the “Released Parties”) from any and all claims, of any type whatsoever, past, present or future, known or unknown, that the Releasing Parties have for any act or omission occurring on or prior to the date hereof in connection with the Sabby Transaction Documents (other than the Sabby Purchase Agreement and the Series A Warrants), against any one or combination of the Released Parties and covenants not to sue or otherwise institute or cause to be instituted any legal or administrative proceedings with respect to any and all such claims, demands, liens, actions, agreements, suits, causes of action, obligations, controversies, debts, costs, attorneys’ fees, expenses, damages, judgments, orders and liabilities of whatever kind or nature in law, equity or otherwise, whether or not now known or suspected in connection with the Sabby Transaction Documents (other than the Sabby Purchase Agreement and the Series A Warrants) (collectively, the “Claims”).

2.     Sabby specifically understand and agree that all of Sabby’s rights under California Civil Code §1542 (or any similar provision of any other jurisdiction) as relating to the Claims are intentionally and expressly waived and relinquished hereby. Section 1542 provides:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MIGHT HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

3.     Sabby acknowledges that it may hereafter discover facts different from or in addition to those now known or believed to be true, and it expressly agrees to assume the risk of the possible discovery of additional or different facts relating to the Claims. Sabby also agree that this Release shall be and remain effective in all respects regardless of such additional or different facts or the discovery thereof. Section 1542 is intended to protect against an inadvertent release of such unknown or unsuspected claims as well as all other unknown or unsuspected claims that relate to the Claims and would be material to the release in Section 1 of this Release. Waiving Section 1542 releases any and all such unknown or unsuspected claims within the Claims. Sabby acknowledges that in order to obtain the Consideration payable pursuant to the Consent and Release Agreement, it must provide the Company with a full and complete release and discharge of any and all claims against the Company as set forth in this Release and for that purpose. Sabby is agreeing by this Release to release all such claims that they do not know or suspect to exist in its favor at the time of executing this Release and to have any such claims extinguished forever.

4.     Sabby represents that it has not abandoned, reverted, assigned or transferred to any person or entity the Claims, or any part thereof, and stipulates that this is a full, complete, unconditional and final settlement of the Claims.

5.     This Release is delivered pursuant to the Consent and Release Agreement as an inducement to the Company’s consummation of the transactions contemplated thereby in full and complete settlement of any Claims released and discharged hereby. Sabby acknowledges and agrees that such inducement, in addition to the other consideration paid pursuant thereto, constitutes good and adequate consideration hereof. In addition, Sabby acknowledges and agrees that it has read this Release and has been fully informed of its contents, meaning and legal effect prior to its execution hereof.

6.     Sabby acknowledges that a portion of the Consideration to be received by it under the terms of the Consent and Release Agreement is in consideration for the execution and delivery of this Release, the sufficiency of which is hereby acknowledged by Sabby.

7.     In the event that this Release shall be held to be invalid or ineffective as to any particular Claim or as to any of the Released Parties, such invalidity or ineffectiveness shall not impair the validity or effectiveness hereof as to any other Claim or as to any of the other Released Parties, and this Release shall be deemed severable to the extent necessary to accomplish such result.

8.     This Release shall be governed in accordance with the laws of the State of New York without regard to the choice or conflict of law principles of any jurisdiction. The Released Parties, and each of them, are express third-party beneficiaries of the foregoing release, entitled to enforce such release directly and independently in accordance with its terms.

9.     This Release may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

[SIGNATURE PAGE FOLLOWS]

The Parties have executed the foregoing General Release of Claims as of the date first set forth above to be effective upon the date first set forth above.

CESCA THERAPEUTICS INC

By:
Robin Stracey
Chief Executive Officer

[SABBY HEALTHCARE MASTER FUND, LTD./
SABBY VOLATILITY WARRANT MASTER FUND, LTD.]

By:
Robert Grundstein
COO and General Counsel

[CESCA THERAPEUTICS INC. -- SIGNATURE PAGE TO GENERAL RELEASE OF CLAIMS]